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                                                                     EXHIBIT 21

CENTURY COMMUNICATIONS CORP.



SUBSIDIARIES OF CENTURY COMMUNICATIONS CORP.

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                                                      State of
Name                                                  Organization
----                                                  ------------
Badger Holding Corp.                                  Delaware
CCC-I, Inc.                                           Delaware
CCC-II, Inc.                                          Delaware
CCC III, Inc.                                         Delaware
CDA Cable, Inc.                                       Idaho
Century Advertising, Inc.                             Delaware
Century Advertising Sales Corp.                       Delaware
Century Alabama Corp.                                 Delaware
Century Alabama Holding Corp.                         Delaware
Century Australia Communications Corp.                Nevada
Century Australia Telecommunications Corp.            Delaware
Century Bay Area Cable Corp.                          Delaware
Century Berkshire Cable Corp.                         Delaware
Century Cable of Northern California                  CA
Century Cable of Southern California                  CA
Century Cable Holding Corp.                           New York
Century Cable Management Corp.                        Conn.
Century Carolina Corp.                                Delaware
Century Cellular Holding Corp.                        New York
Century Colorado Springs Corp.                        Delaware
Century Communications Corp.                          Texas
Century Cullman Corp.                                 Delaware
Century Enterprise Cable Corp.                        Delaware
Century Federal, Inc.                                 CA
Century Granite Cable Television Corp.                Delaware
Century Huntington Company                            Delaware
Century Indiana Corp.                                 Wyoming
Century International Holding Corp.                   Nevada
Century Investment Holding Corp.                      Delaware
Century International Investment Corp.                Nevada
Century Investors, Inc.                               Delaware
Century Island Associates, Inc.                       Delaware
Century Island Cable Television Corp.                 Delaware
Century Kansas Cable Television Corp.                 Delaware
Century Kootenai Cable Television Corp.               Delaware
Century Lykens Cable Corp.                            Delaware
Century Mendocino Cable Television Inc.               Delaware
Century Microwave Corp.                               Delaware
Century Mississippi Corp.                             Delaware
Century-ML Cable Corporation                          Delaware
Century Mountain Corp.                                Delaware
Century New Mexico Cable Television Corp.             Delaware
Century Norwich Corp.                                 Conn.
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CENTURY COMMUNICATIONS CORP.

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
Century OCN Programming, Inc.                         Delaware
Century Ohio Cable Television Corp.                   Delaware
Century Oregon Cable Corp.                            Delaware
Century Pacific Cable TV Inc.                         Delaware
Century Programming, Inc.                             Delaware
Century Programming Ventures Holding Corp.            Nevada
Century Pullman Cable Television Corp.                Washington
Century Radio Corp.                                   Delaware
Century Realty Corp.                                  Delaware
Century Shasta Cable Television Corp.                 Delaware
Century Shenango Cable Television, Inc.               Delaware
Century Southwest Cable Television, Inc.              Delaware
Century Southwest Colorado Cable Television Corp.     Delaware
Century Telecommunications, Inc.                      CA
Century Telecommunications Venture Corp.              Delaware
Century Trinidad Cable Television Corp.               Delaware
Century Valley Cable Corp.                            Delaware
Century Venture Corporation                           Delaware
Century Virginia Corp.                                Delaware
Century Voice and Data Communications, Inc.           Nevada
Century Warrick Cable Corp.                           Delaware
Century Washington Cable Television Inc.              Delaware
Century Western Cable Corp.                           Nevada
Century Wyoming Cable Television Corp.                Delaware
COG Creations Holding Corp.                           Nevada
COG Creations Corp.                                   Nevada
Cowlitz Cablevision Inc.                              Washington
CT Investment Corp.                                   Delaware
E. & E. Cable Service, Inc.                           W. Virginia
Enchanted Cable Corporation                           New Mexico
FAE Cable Management Corp.                            Delaware
Grafton Cable Company                                 W. Virginia
Huntington CATV, Inc.                                 Indiana
Imperial Valley Cablevision, Inc.                     Texas
Kootenai Cable, Inc.                                  Delaware
Mickelson Media of Florida, Inc.                      FL
Mickelson Media, Inc.                                 Minnesota
Owensboro on the Air, Inc.                            Kentucky
Paragon Cable Television, Inc.                        Wisconsin
Paragon Cablevision Construction Corp.                Wisconsin
Paragon Cablevision Management Corp.                  Wisconsin
Pullman TV Cable Co., Inc.                            Washington
Rentavision of Brunswick Inc.                         Georgia
S/T Cable Corp.                                       Delaware
Sentinel Communications of Muncie, Indiana, Inc.      Indiana
Southwest Colorado Cable, Inc.                        Delaware
Star Cablevision, Inc.                                Georgia
Star Cable Inc.                                       W. Virginia
Valley Video Inc.                                     New York
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CENTURY COMMUNICATIONS CORP.

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


Warrick Cablevision Inc.                              Indiana
Westover T.V. Cable Co., Incorporated                 W. Virginia
Wilderness Cable Company                              W. Virginia
Yuma Cablevision, Inc.                                Texas
Century Colorado Springs Partnership                  Delaware
Century-ML Cable Venture                              New York
Citizens Century Cable Television Venture             Delaware
Century Partnership Holdings, Inc.                    Delaware
CCC California Holding Corp.                          Delaware
Century Exchange LLC                                  Delaware
Century TCI California L.P.                           Delaware
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